Exhibit 10.30

                             BUSINESS LOAN AGREEMENT

Principal:        $2,000,000.00
Loan Date:        November 2, 2000
Maturity:         June 5, 2001

Borrower:         Exigent Software Technology, Inc.
                  1830 Penn Street
                  Melbourne, FL  32901

Lender:           THE HUNTINGTON NATIONAL BANK
                  MELBOURNE
                  685 S. BABCOCK STREET
                  MELBOURNE, FL  32901

This agreement has been delivered to lender and accepted by lender in the state of Ohio.

THIS BUSINESS LOAN AGREEMENT dated 11/7/2000, is made and executed between Exigent Software Technology, Inc. ("Borrower") and THE HUNTINGTON NATIONAL BANK ("Lender") on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement ("Loan"). Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement, and (B) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of 11/7/2000, and shall continue in full force and effect until such time as all of Borrower's Loans in favor of Lender have been paid in full, in principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

         Collateral Records. Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time. The above is an accurate and complete list of all locations at which Borrower keeps or maintains business records concerning Borrower's collateral.

         Collateral Schedules. Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Lender schedules of in form and substance satisfactory to the Lender. Thereafter supplemental schedules shall be delivered according to the following schedule:

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

         Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) guaranties; (3) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender's counsel.

         Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

         Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

         Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

         No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of default under this Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

         Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Florida. Borrower maintains an office at 1830 Penn Street, Melbourne, FL 32901. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender of any change in the location of Borrower's principal office.

          Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None

         Authorization. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of Borrower's articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

         Notices of Claims and Litigation.  Promptly inform Lender in writing of
         (1) all material adverse changes in Borrower's financial condition, and
         (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

         Financial Records. Maintain its books and records in accordance with accounting principles acceptable to Lender, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

         Financial Statements.  Furnish Lender with the following:

(1) Annual Statements. As soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender.
(2) Interim Statements. As soon as available, but in no event later than 45 days after the end of each fiscal quarter, Borrower's balance sheet and profit and loss statement for the period ended, prepared by Borrower.
(3) Tax Returns. As soon as available, but in no event later than one-hundred-twenty (120) days after the applicable filing date for the tax reporting period ended, Federal and other governmental tax returns, prepared by a certified public accountant satisfactory to Lender.

         All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

         Loan   Proceeds.   Use   all  Loan  proceeds  solely   for   Borrower's
         business operations, unless specifically consented to the contrary by Lender in writing.

         Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits.

         Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

         Operations. Maintain executive management personnel with substantially the same qualifications and experience as the present executive management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

         Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

         Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of
Lender:

         Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or
         (3) pay any dividends on borrower's stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower's stock, or purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure.

         Cessation of Advances. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan advances or to disburse Loan proceeds if: (1) Borrower or any guarantor is in default under the terms of this Agreement or any other agreement that Borrower or any guarantor has with Lender; (2) Borrower or any guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (3) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any guarantor, or in the value of any collateral securing any Loan; or (4) any guarantor seeks, claims or other wise attempts to limit, modify or revoke such guarantor's guaranty of the Loan or any other loan with Lender, or (5) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

DEFAULT.  Each of the following shall constitute an Event of Default under this
Agreement:

          Payment Default. Borrower fails to make any payment when due under the Loan.

          Other  Default.   Borrower  fails  to  comply  with  any  other  term,
          obligation, covenant or condition contained in this Agreement or in any of the Related Documents.

          False Statements. Any representation or statement made by Borrower to Lender is false in any material respect.

         Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

         Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan.

         Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

          Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

         Insecurity.  Lender in good faith believes itself insecure.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Borrower shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

ATTACHMENT TO BUSINESS LOAN AGREEMENT. An exhibit titled "Attachment to Business Loan Agreement" is attached to this Agreement and by this reference is made part of this Agreement just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Agreement.

REVOLVING LOAN RATE. Except upon a Default, the interest rate for the Revolving Loan may be adjusted from time to time as follows:

1. If Exigent's most recent Form 10Q report furnished to Lender indicates the following ratios: Total Liabilities to Total Net Worth less than 1.50 to 1.00 and Working Capital in excess of $2,500,000.00, then the interest rate otherwise stated for the Revolving Loan shall be reduced by 0.50% for the subsequent calendar quarter.

2. If Exigent's most recent Form 10Q report furnished to Lender indicates the following ratios: Total Liabilities to Total Net Worth less than 1.00 to 1.00 and Working Capital in excess of $3,500,000.00, then the interest rate otherwise stated for the Revolving Loan shall be reduced by 0.75% for the subsequent calendar quarter.

ADDITIONAL PROVISIONS.  Borrower shall provide to Lender the following:

1. Quarterly, 10Q reports of Exigent and management reports including balance sheet, income statement and statement of cash flows, conforming to GAAP and prepared on a consolidated basis.

2. Quarterly, contract status report detailing government and non-government contracts, contract value, estimated profit, estimated costs, costs to date, cost to complete, percent complete, actual earnings, and amount billed.

3. Annually, projected financial statements for the next fiscal year prepared on not less than a quarterly basis.

BORROWING BASE CERTIFICATE. Borrower shall deliver or caused to be delivered to Lender a Certified Borrowing Base Certificate monthly.

FINANCIAL COVENANTS AND RATIOS.  Comply with the following covenants and ratios:

1. Maximum Total Liabilities divided by Tangible Net Worth of 3.50 to 1.00 at December 31, 1999 and quarterly thereafter.

2.       Maximum  Total  Liabilities divided  by  Tangible  Net Worth of 3.10 to
         1.00 at June 30,  2000 and  quarterly thereafter.

3.       Maximum  Total  Liabilities  divided by Tangible  Net  Worth of 2.75 to
         1.00 at December 31, 2000 and  quarterly thereafter.

4. Minimum Working Capital of $2,000,000.00 at September 30, 2000 and each quarter thereafter.

5. Minimum Current Ratio of 1.30 to 1.00 at September 30, 2000 and each quarter thereafter.

6. Minimum Debt Service Coverage 1.20 times at fiscal year end and December 31, 2000 and annually thereafter.

CURE PERIOD (FOR DEFAULTS). Notwithstanding the section of this Agreement captioned EFFECT OF AN EVENT OF DEFAULT, Lender may exercise any or all of its rights and remedies as set forth in said section and otherwise only if Borrower shall fail to perform, comply with or observe or shall otherwise breach any covenant or agreement contained in this Agreement or any related Loan Document and such failure or breach shall continue for more than Ten (10) days after the earlier of the date on which Borrower shall have first become aware of such failure or breach or Lender shall have first notified Borrower of such failure or breach.

ADDENDUM TO BUSINESS LOAN AGREEMENT. An exhibit titled "Addendum to Business Loan Agreement" is attached to this Agreement and by this reference is made part of this Agreement just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

         Advance. The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

         Agreement. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

         Borrower. The word "Borrower" means Exigent Software Technology, Inc., and all other persons and entities signing the Note in whatever capacity.

         Collateral. The word "Collateral" means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, chattel mortgage, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

         Event of Default. The words "Event of Default" mean any of the Events of Default set forth in this Agreement in the Default section of this Agreement.

         GAAP.  The word "GAAP" means generally accepted accounting principles.

         Grantor. The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

         Guarantor.   The  word "Guarantor"  means  any  guarantor,   surety, or
         accommodation  party of any or all of the Loan.

         Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

         Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents. In addition, and without limitation, the term "Indebtedness" includes all amounts identified in the Revolving Line of Credit and Future Advances paragraphs as contained in one or more of the Related Documents.

         Lender. The word "Lender" means THE HUNTINGTON NATIONAL BANK, its successors and assigns.

         Loan.   The  word  "Loan"  means  any  and  all  loans  and   financial
         accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

         Note. The word "Note" means the Note executed by Borrower in the principal amount of $2,000,000.00 dated 11/7/2000, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

         Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

          BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED 11/7/2000.

BORROWER:

EXIGENT SOFTWARE TECHNOLOGY, INC.

By:     /s/ Sally H. Ball
      Sally H. Ball, Treasurer of Exigent Software Technology, Inc.


LENDER:

THE HUNTINGTON NATIONAL BANK


X     /s/ Pete Rochester
  Authorized Signer

                      ATTACHMENT TO BUSINESS LOAN AGREEMENT



         The borrower has executed and delivered to Lender contemporaneously herewith a certain promissory note (the Revolving Loan) in the amount of $2,000,000.00 evidencing a certain revolving loan granted by Lender on the terms and conditions of this Agreement and the Loan Documents. The Borrower and the Lender hereby agree that at no time shall the outstanding balance of the principal sum of the Revolving Loan exceed the lesser of : (1) 80% of "eligible" accounts receivable plus the lesser of either $750,000.00 or (2) up to 50% of "eligible" contract receivables plus the lesser of either $1,500,000.00 or (3) up to 50% of "eligible" costs in excess of billings of Borrower and the Other Subsidiaries minus the existing balance on the $3,000,000.00 line of credit and the term debt which has a current balance of approximately $153,313.00 (as hereinafter defined) (the "Borrowing Base").

         As used herein; an Eligible Account means an account receivable owing to the Borrower from a party (an Account debtor) which met all the following requirements at the time it came into existence and continues to meet the same until it is collected in full:

          (1) Unless a dating program providing otherwise has been approved in writing by the Lender (and, if so, the account is due and not past-due in accordance with such dating program), (1) the account is less than 90 days from invoice date (2) Contracts receivable are amounts that are fully recoverable according to contract terms within one year. Contracts shall be submitted to Lender prior to funding request being made. Eligibility shall be determined by Lender in its sole discretion. (3) Costs in excess of billings: amounts that are to be billed as of the end of the current month. The Teledesic Contract is ineligible as costs in excess of billings.

          (2) The account arose from the performance of services or an outright and lawful sale of goods and related services by the Borrower, all such goods having been lawfully shipped to the Account Debtor, and the Borrower has possession of (and will deliver upon the Lender's request) or has delivered to the Lender, copies of all invoices, shipping documents and delivery receipts evidencing such shipment;

          (3) The amount of the account does not include any sales or other taxes;

          (4) The account is not subject to any prior assignment, claim, lien or security interest, and the Borrower will not make any further assignment thereof or create any further security interest therein nor permit the Borrower's rights therein to be reached by attachment, levy garnishment or other judicial process.

          (5) The account is not subject to any setoff, credit, allowance, adjustment or discount (excepting only any applicable discount for prompt payment), and the Account Debtor has not objected as to his liability or the amount of his liability thereon and has not returned or claimed the right to return any of the goods from the sale out of which the account arose;

          (6) The account did not arise from a transaction with a person, corporation or entity affiliated with the Borrower;

          (7) The account arose in the ordinary course of the Borrower's business and no notice of bankruptcy, insolvency or financial distress or embarrassment of the Account Debtor has been received by the Borrower;

          (8) The account is not evidence by chattel paper, nor by any promissory note, payment instrument or written agreement (other than invoices, shipping documents and delivery receipts); and

          (9) The Lender has not notified the Borrower that the account or the Account Debtor is unsatisfactory (although the Lender reserves the right to do so in its sole discretion at any time).

         In the event that more than 25% of any one of the Borrower's Eligible Accounts shall at any one time become more than 90 days past invoice date, none of that one Debtor's accounts receivable shall thereafter be Eligible Accounts, until such time, if any, as the Lender may, in its sole discretion, determine that the Borrower's percentage of past due accounts has been satisfactorily reduced or eliminated. Accounts receivable outstanding from Account Debtors whose mailing address or executive offices are located outside the United States shall not be included in calculating the Eligible Accounts.

         The Borrower covenants that on and after the date of this Agreement so long as the Revolving Loan remains unpaid, the Borrower shall deliver to the Lender within 15 days after the end of each month, in addition to other documents and information required pursuant to the Agreement or otherwise, a statement signed by the president or chief financial officer of the Borrower setting forth and certifying the calculation of the Borrowing Base as of the end of that period.

This attachment to Business Loan Agreement is executed on 11/7/2000.

Borrower:

EXIGENT SOFTWARE TECHNOLOGY, INC.



By:    /s/  Sally H. Ball
   -----------------------------------------
     Sallly  H. Ball, Treasurer of Exigent Software
     Technology, Inc.

Lender:

THE HUNTINGTON NATIONAL BANK


By:   /s/ Pete Rochester
   -----------------------------------------